        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 1997
                                                           REGISTRATION NO. 333-

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             3DFX INTERACTIVE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


       CALIFORNIA                                      77-0390421
------------------------                   ------------------------------------
(STATE OF INCORPORATION)                   (I.R.S. EMPLOYER IDENTIFICATION NO.)

                               4435 FORTRAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                            1995 EMPLOYEE STOCK PLAN
                        1997 EMPLOYEE STOCK PURCHASE PLAN
                            1997 DIRECTOR OPTION PLAN
                      1997 SUPPLEMENTARY STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)


                                 GARY P. MARTIN
                      CHIEF FINANCIAL OFFICER AND SECRETARY
                             3DFX INTERACTIVE, INC.
                               4435 FORTRAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 935-4400
                      (NAME, ADDRESS, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                   COPIES TO:
                             CHRIS F. FENNELL, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300


                         CALCULATION OF REGISTRATION FEE

=============================================================================================
                                             PROPOSED           PROPOSED
                                             MAXIMUM             MAXIMUM
TITLE OF EACH CLASS        AMOUNT            OFFERING           AGGREGATE          AMOUNT OF
 OF SECURITIES TO          TO BE              PRICE             OFFERING         REGISTRATION
   BE REGISTERED         REGISTERED         PER SHARE             PRICE               FEE
---------------------------------------------------------------------------------------------
Common Stock,         3,499,768 shares     $15.71875(1)       $55,011,978.25      $16,670
no par value
=============================================================================================


(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on October 27, 1997.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

       There are hereby incorporated by reference the following documents and information heretofore filed with the Securities and Exchange Commission:

       ITEM 3(a).

       The Registrant's Final Prospectus dated and filed with the Commission on June 25, 1997 pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act").

       ITEM 3(b).

       The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997, filed pursuant to Section 13(a) of the Exchange Act.

       ITEM 3(c).

       The description of the Registrant's Common Stock which is contained in items 1 and 2 of its Registration Statement on Form 8-A filed pursuant to
Section 12(g) of the Exchange Act on June 4, 1997, and any further amendment or report filed hereafter for the purpose of updating such description.

       All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.


ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        As permitted by Section 204(a) of the California General Corporation Law, the Registrant's Articles of Incorporation eliminate a director's personal liability for monetary damages to the Registrant and its shareholders arising from a breach or alleged breach of the director's fiduciary duty, except for liability arising under Sections 310 and 316 of the California General Corporation Law or liability for (i) acts or omissions that involve intentional misconduct or knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders and (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders. This provision does not eliminate the directors' duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under California law.

        Sections 204(a) and 317 of the California General Corporation Law authorize a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Articles of Incorporation and Bylaws contain provisions covering indemnification of corporate directors, officers and other agents against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors, officers, employees or agents, including proceedings under the Securities Act or the Securities Exchange Act of 1934, as amended. The Registrant has entered into Indemnification Agreements with its directors and executive officers.

        At present, there is no pending litigation or proceeding involving a directors, officer, employee or other agent of the Registrant in which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in a claim for indemnification by any director, officer, employee or other agent of the Registrant.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

    Exhibit
    Number     Document
    ------     --------
       4.1*       1995 Employee Stock  Plan, as amended, and forms of agreement thereunder.

       4.2* 1997 Employee Stock Purchase Plan and form of agreement thereunder.

       4.3*       1997 Director Option Plan and form of agreement thereunder.

       4.4        1997 Supplementary Stock Option Plan

       5.1        Opinion of Wilson Sonsini Goodrich & Rosati, a Professional
                  Corporation.

      23.1        Consent of Independent Accountants.

      23.2        Consent of Counsel (contained in Exhibit 5.1).

      24.1        Power of Attorney (see page II-5).


----------
* Incorporated by reference to the Exhibits filed with the Company's Registration Statement on Form S-1 (Registration No. 333-25365) as declared effective by the Securities and Exchange Commission on June 24, 1997.


ITEM 9. UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the California General Corporations Code, the Restated Articles of Incorporation or the Bylaws of Registrant, Indemnification Agreements entered into between Registrant and its officers and directors, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Act of 1933, the Registrant, Pete's Brewing Company, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 27th day of October, 1997.


                                   3Dfx INTERACTIVE, INC.



                                   By: /s/ L. GREGORY BALLARD
                                       -----------------------------------------
                                       L. Gregory Ballard
                                       President, Chief Executive Officer and
                                       Director


                                POWER OF ATTORNEY

           KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, L. Gregory Ballard and Gary P. Martin his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

           PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

          SIGNATURE                        TITLE                     DATE
-----------------------------    --------------------------    -----------------

/s/ L. Gregory Ballard           President, Chief Executive     October 27, 1997
-----------------------------    Officer and Director
(L. Gregory Ballard)             (Principal Executive
                                 Officer)

/s/ Gary P. Martin               Chief Financial Officer and    October 27, 1997
-----------------------------    Secretary (Principal
(Gary P. Martin)                 Financial and Accounting
                                 Officer)

/s/ Gordon A. Campbell           Chairman of the Board of       October 27, 1997
-----------------------------    Directors
(Gordon A. Campbell )

/s/ Scott D. Sellers             Director                       October 27, 1997
-----------------------------
(Scott D. Sellers)

/s/ George J. Still, Jr.         Director                       October 27, 1997
-----------------------------
(George J. Still, Jr.)

-----------------------------    Director
(Anthony Sun)

/s/ Philip M. Young              Director                       October 27, 1997
-----------------------------
(Philip M. Young)

                                 Director
-----------------------------
(James Whims)

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                       -----------------------------------

                                    EXHIBITS

                       -----------------------------------


                       Registration Statement on Form S-8

                             3Dfx Interactive, Inc.

                                October 30, 1997

                                INDEX TO EXHIBITS



                                                                    SEQUENTIALLY
EXHIBIT                                                               NUMBERED
NUMBER                                 EXHIBIT                          PAGE
------                                 -------                          ----

 4.1*  1995 Employee Stock  Plan, and forms of agreement thereunder......

 4.2*  1997 Employee Stock Purchase Plan and form of agreement thereunder.......................................................

 4.3*  1997 Director Option Plan and form of agreement thereunder........

 4.4   1997 Supplementary Stock Option Plan and form of agreement........

 5.1   Opinion of Wilson Sonsini Goodrich & Rosati, a Professional
       Corporation.......................................................

23.1   Consent of Independent Accountants................................

23.2   Consent of Counsel (included in Exhibit 5.1)......................

24.1   Power of Attorney (see page II-4).................................



----------
* Incorporated by reference to the Exhibits filed with the Company's Registration Statement on Form S-1 (Registration No. 333-25365) as declared effective by the Securities and Exchange Commission on June 24, 1997.